COMMON SHARES                                                 COMMON SHARES
     NUMBER                   VDC CORPORATION LTD.                   SHARES
   VDC -                                                             ------

                   Authorized Share Capital 50,000,000 Shares
                       having a par value of US$2.00 each

INCORPORATED IN THE ISLANDS OF BERMUDA
UNDER THE COMPANIES ACT, 1981



THIS IS TO CERTIFY THAT



is the registered holder of

         FULLY PAID AND NON-ASSESSABLE COMMON SHARES OF US$0.10 EACH OF

  ____________________________                        ________________________
______________________________  VDC CORPORATION LTD.  __________________________
  ____________________________                        ________________________

transferable on the books of the Company by the holder thereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Memorandum of Association and bye-laws of the Company and all amendments thereof to all of which the holder by acceptance hereof assents and shall be transferable in accordance therewith. This certificate is not valid unless countersigned by the Transfer Agent.


     WITNESS the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

Dated                                   [SEAL]

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             SECRETARY                                    CHAIRMAN AND PRESIDENT